Exhibit 99.1

MSCI Reports Financial Results for Fourth Quarter and Full-Year 2020

NEW YORK--(BUSINESS WIRE)--January 28, 2021--MSCI Inc. (“MSCI” or the “Company”) (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, today announced its financial results for the three months ended December 31, 2020 (“fourth quarter 2020”) and year ended December 31, 2020 (“full-year 2020”).

Financial and Operational Highlights for Fourth Quarter 2020

(Note: Unless otherwise noted, percentage and other changes are relative to the three months ended December 31, 2019 (“fourth quarter 2019”) and Run Rate percentage changes are relative to December 31, 2019).

  Operating revenues of $443.7 million, up 9.1%
  Recurring subscription revenues up 8.9%; Asset-based fees up 15.3%
  Operating margin of 52.8%; Adjusted EBITDA margin of 57.7%
  Diluted EPS of $1.87, up 29.9%; Adjusted EPS of $1.96, up 17.4%
  New recurring subscription sales growth of 9.3%; Organic subscription Run Rate growth of 9.4%; Retention Rate of 92.6%
  Repurchase of 471,591 shares at an average price of $347.78 per share for a total value of $164.0 million
  Assets in equity ETFs linked to MSCI indexes surpass $1.0 trillion
  Approximately $64.4 million in dividends paid to shareholders in fourth quarter 2020; Cash dividend of $0.78 per share declared by MSCI Board of Directors for first quarter 2021
	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	YoY %	Dec. 31,	Dec. 31,	YoY %
In thousands, except per share data	2020	2019	Change	2020	2019	Change
Operating revenues	$443,661	$406,606	9.1%	$1,695,390	$1,557,796	8.8%
Operating income	$234,085	$199,429	17.4%	$884,764	$755,701	17.1%
Operating margin %	52.8%	49.0%		52.2%	48.5%

Net income	$156,216	$122,783	27.2%	$601,822	$563,648	6.8%

Diluted EPS	$1.87	$1.44	29.9%	$7.12	$6.59	8.0%
Adjusted EPS	$1.96	$1.67	17.4%	$7.83	$6.44	21.6%

Adjusted EBITDA	$256,136	$220,207	16.3%	$971,510	$850,499	14.2%
Adjusted EBITDA margin %	57.7%	54.2%		57.3%	54.6%

“MSCI delivered robust performance in the fourth quarter and full year 2020, a validation of our highly integrated, client-centric, all-weather franchise and the dedication of our employees,” said Henry A. Fernandez, Chairman and CEO of MSCI.

“While the early part of 2021 has seen continued social, political and economic challenges, we maintain strong conviction in both our long-term growth opportunities and our ability to drive value for our clients and shareholders.”

Fourth Quarter Consolidated Results

Operating Revenues: Operating revenues were $443.7 million, up 9.1%. The $37.1 million increase was driven by $26.3 million in higher recurring subscription revenues and $14.8 million in higher asset-based fees, offset by $4.0 million in lower non-recurring revenues.

Run Rate and Retention Rate: Total Run Rate at December 31, 2020 was $1,832.5 million, up 12.1% compared to December 31, 2019. The $198.0 million increase was driven by a $130.0 million increase in recurring subscription Run Rate and a $68.0 million increase in asset-based fees Run Rate. Organic subscription Run Rate growth was 9.4%, driven by increases across all three reporting segments. Retention Rate in fourth quarter 2020 was 92.6%, compared to 92.9% in fourth quarter 2019.

Expenses: Total operating expenses were $209.6 million, up slightly from fourth quarter 2019. Adjusted EBITDA expenses were $187.5 million, also up slightly, reflecting higher information technology costs and compensation costs, substantially offset by lower travel and entertainment expense. Total operating expenses excluding the impact of foreign currency exchange rate fluctuations (“ex-FX”) and adjusted EBITDA expenses ex-FX increased 0.5% and decreased 0.1%, respectively.

Headcount: As of December 31, 2020, headcount was 3,633 employees, with approximately 35% and approximately 65% of employees located in developed market and emerging market locations, respectively.

Other Expense (Income), Net: Other expense (income), net was $38.9 million, down 26.4%. The lower net expense primarily reflected the absence of debt extinguishment costs that resulted from a notes redemption in the prior period, as well as lower interest expense compared to fourth quarter 2019, partially offset by lower interest income due to lower rates earned on cash balances.

Income Taxes: The effective tax rate was 20.0% in fourth quarter 2020, compared to 16.2% in fourth quarter 2019 reflecting higher U.S. taxable income compared to the prior period resulting, in part, from the absence of debt extinguishment costs related to a notes redemption realized in fourth quarter 2019. In addition, fourth quarter 2020 reflected lower tax benefits from the vesting of share-based compensation awards.

Net Income: As a result of the factors described above, net income was $156.2 million, up 27.2%.

Adjusted EBITDA: Adjusted EBITDA was $256.1 million, up 16.3%. Adjusted EBITDA margin in fourth quarter 2020 was 57.7%, compared to 54.2% in fourth quarter 2019.

Index Segment:

Table 1A: Results (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	YoY %	Dec. 31,	Dec. 31,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$148,762	$137,746	8.0%	$580,393	$530,968	9.3%
Asset-based fees	111,129	96,373	15.3%	399,771	361,927	10.5%
Non-recurring	8,749	9,068	(3.5%)	36,331	28,042	29.6%
Total operating revenues	268,640	243,187	10.5%	1,016,495	920,937	10.4%
Adjusted EBITDA expenses	63,710	66,805	(4.6%)	250,002	250,749	(0.3%)
Adjusted EBITDA	$204,930	$176,382	16.2%	$766,493	$670,188	14.4%
Adjusted EBITDA margin %	76.3%	72.5%		75.4%	72.8%

Index operating revenues for fourth quarter 2020 were $268.6 million, up 10.5%. The $25.5 million increase was primarily driven by $14.8 million in higher asset-based fees and $11.0 million in higher recurring subscription revenues.

The increase in recurring subscription revenues primarily reflected growth in market cap-weighted products.

Growth in asset-based fees reflected increases in revenues from exchange traded funds (“ETFs”) linked to MSCI indexes, from exchange traded futures & options contracts linked to MSCI indexes and from non-ETF indexed funds linked to MSCI indexes. The increase in revenues from ETFs linked to MSCI indexes was driven by a 15.0% increase in average AUM in equity ETFs linked to MSCI indexes, partially offset by lower fees resulting from the impact of changes in product mix.

Index Run Rate as of December 31, 2020 was $1.1 billion, up 13.3%. The $127.1 million increase was driven by a $68.0 million increase in asset-based fees Run Rate and a $59.1 million increase in recurring subscription Run Rate. The increase in recurring subscription Run Rate was primarily driven by strong growth in market cap-weighted products and reflected growth across all regions and all client segments. The increase in asset-based fees Run Rate was primarily driven by higher AUM in equity ETFs linked to MSCI indexes.

Analytics Segment:

Table 1B: Results (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	YoY %	Dec. 31,	Dec. 31,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$129,796	$122,353	6.1%	$506,301	$486,282	4.1%
Non-recurring	2,604	5,853	(55.5%)	7,507	10,643	(29.5%)
Total operating revenues	132,400	128,206	3.3%	513,808	496,925	3.4%
Adjusted EBITDA expenses	87,016	89,359	(2.6%)	340,884	344,812	(1.1%)
Adjusted EBITDA	$45,384	$38,847	16.8%	$172,924	$152,113	13.7%
Adjusted EBITDA margin %	34.3%	30.3%		33.7%	30.6%

Analytics operating revenues for fourth quarter 2020 were $132.4 million, up 3.3%. The $4.2 million increase was driven by higher recurring subscription revenues, predominantly from Multi-Asset Class Analytics products, offset by lower non-recurring revenues.

Analytics Run Rate as of December 31, 2020 was $555.1 million, up 5.4%. The increase of $28.3 million was primarily driven by growth in Multi-Asset Class Analytics products, with increases across all regions. Analytics organic subscription Run Rate growth was 4.0%.

All Other Segment:

Table 1C: Results (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	YoY %	Dec. 31,	Dec. 31,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$42,118	$34,320	22.7%	$161,481	$136,790	18.1%
Non-recurring	503	893	(43.7%)	3,606	3,144	14.7%
Total operating revenues	42,621	35,213	21.0%	165,087	139,934	18.0%
Adjusted EBITDA expenses	36,799	30,235	21.7%	132,994	111,736	19.0%
Adjusted EBITDA	$5,822	$4,978	17.0%	$32,093	$28,198	13.8%
Adjusted EBITDA margin %	13.7%	14.1%		19.4%	20.2%

All Other operating revenues for fourth quarter 2020 were $42.6 million, up 21.0%. The $7.4 million increase was driven by $6.3 million of higher ESG operating revenues, primarily driven by strong growth from Ratings products, and $1.1 million of higher Real Estate operating revenues, primarily driven by higher revenues from Enterprise Analytics products. ESG operating revenues were $31.3 million and Real Estate operating revenues were $11.3 million. All Other organic operating revenue growth was 19.0%, including ESG organic operating revenue growth of 23.5% and Real Estate organic operating revenue growth of 7.8%.

All Other Run Rate as of December 31, 2020 was $194.8 million, up 28.0%. The $42.6 million increase was driven by a $36.9 million increase in ESG Run Rate, primarily reflecting strong growth in both Ratings and Climate products. Real Estate Run Rate increased $5.7 million, reflecting growth in both Enterprise Analytics and Global Intel products. All Other organic subscription Run Rate growth was 23.9%, with ESG organic subscription Run Rate growth of 32.6% and Real Estate organic subscription Run Rate growth of 6.6%.

Select Balance Sheet Items and Capital Allocation

Cash Balances and Outstanding Debt: Cash and cash equivalents was $1.3 billion as of December 31, 2020. MSCI typically seeks to maintain minimum cash balances globally of approximately $200.0 million to $250.0 million for general operating purposes but may maintain higher minimum cash balances while the COVID-19 pandemic continues to impact global economic markets.

Total outstanding debt as of December 31, 2020 was $3.4 billion. The total debt to net income ratio (based on trailing twelve months net income) was 5.6x. The total debt to adjusted EBITDA ratio (based on trailing twelve months adjusted EBITDA) was 3.5x.

MSCI seeks to maintain gross leverage to adjusted EBITDA in a target range of 3.0x to 3.5x.

Capex and Cash Flow: For fourth quarter 2020, Capex was $16.9 million, cash provided by operating activities was $235.9 million, down 3.2%, and free cash flow was $219.0 million, down 2.7%.

Share Count and Share Repurchases: Weighted average diluted shares outstanding were 83.7 million in fourth quarter 2020, down 2.1% year-over-year. During fourth quarter 2020, a total of 471,591 shares were repurchased at an average price of $347.78 per share for a total value of $164.0 million. A total of $1.7 billion of outstanding share repurchase authorization remains as of January 26, 2021. Total shares outstanding as of December 31, 2020 were 82.6 million.

Dividends: Approximately $64.4 million in dividends were paid to shareholders in fourth quarter 2020. On January 25, 2021, the MSCI Board of Directors declared a cash dividend of $0.78 per share for first quarter 2021, payable on February 26, 2021 to shareholders of record as of the close of trading on February 19, 2021.

Full-Year 2021 Guidance

MSCI's guidance for 2021 is based on assumptions about a number of macroeconomic and capital market factors, in particular related to equity markets. These assumptions are subject to uncertainty, and actual results for the year could differ materially from our current guidance, including as a result of ongoing uncertainty related to the duration, magnitude and impact of the COVID-19 pandemic.

Guidance Item	Current Guidance for Full-Year 2021
Operating Expense	$870 to $895 million
Adjusted EBITDA Expense	$780 to $800 million
Interest Expense (including amortization of financing fees)(1)	~$150 million
Depreciation & Amortization Expense	$90 to $95 million
Effective Tax Rate	17.5% to 20.5%
Capital Expenditures	$50 to $60 million
Net Cash Provided by Operating Activities	$845 to $885 million
Free Cash Flow	$785 to $835 million
(1) Interest income will continue to be impacted by the lower rates available on cash balances.

Conference Call Information

MSCI's senior management will review the fourth quarter 2020 and full year 2020 results on Thursday, January 28, 2021 at 11:00 AM Eastern Time. To listen to the live event, visit the events and presentations section of MSCI's Investor Relations homepage, https://ir.msci.com/events-and-presentations, or dial 1-877-376-9931 conference ID: 6308417 within the United States. International callers may dial 1-720-405-2251 conference ID: 6308417. The teleconference will also be webcast with an accompanying slide presentation which can be accessed through MSCI's Investor Relations website. An archived replay of the webcast also will be available shortly after the live event on MSCI's Investor Relations website, https://ir.msci.com/events-and-presentations.

About MSCI Inc.

MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com. MSCI#IR

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, MSCI’s full-year 2021 guidance. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission (“SEC”) on February 18, 2020 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Website and Social Media Disclosure

MSCI uses its website, including its quarterly updates, blog, podcasts and social media channels, including its corporate Twitter account (@MSCI_Inc), as channels of distribution of company information. The information MSCI posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following MSCI’s press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you enroll your email address by visiting the “Email Alerts Subscription” section of MSCI’s Investor Relations homepage at http://ir.msci.com/email-alerts. The contents of MSCI’s website, including its quarterly updates, blog, podcasts and social media channels are not, however, incorporated by reference into this earnings release.

Notes Regarding the Use of Operating Metrics

MSCI has presented supplemental key operating metrics as part of this earnings release, including Retention Rate, Run Rate, subscription sales, subscription cancellations and non-recurring sales.

Retention Rate is an important metric because subscription cancellations decrease our Run Rate and ultimately our operating revenues over time. The annual Retention Rate represents the retained subscription Run Rate (subscription Run Rate at the beginning of the fiscal year less actual cancels during the year) as a percentage of the subscription Run Rate at the beginning of the fiscal year.

The Retention Rate for a non-annual period is calculated by annualizing the cancellations for which we have received a notice of termination or for which we believe there is an intention not to renew during the non-annual period, and we believe that such notice or intention evidences the client’s final decision to terminate or not renew the applicable agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the fiscal year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the period.

Retention Rate is computed by operating segment on a product/service-by-product/service basis. In general, if a client reduces the number of products or services to which it subscribes within a segment, or switches between products or services within a segment, we treat it as a cancellation for purposes of calculating our Retention Rate except in the case of a product or service switch that management considers to be a replacement product or service. In those replacement cases, only the net change to the client subscription, if a decrease, is reported as a cancel. In the Analytics and the ESG operating segments, substantially all product or service switches are treated as replacement products or services and netted in this manner, while in our Index and Real Estate operating segments, product or service switches that are treated as replacement products or services and receive netting treatment occur only in certain limited instances. In addition, we treat any reduction in fees resulting from a down-sale of the same product or service as a cancellation to the extent of the reduction. We do not calculate Retention Rate for that portion of our Run Rate attributable to assets in index-linked investment products or futures and options contracts, in each case, linked to our indexes.

Run Rate estimates at a particular point in time the annualized value of the recurring revenues under our client license agreements (“Client Contracts”) for the next 12 months, assuming all Client Contracts that come up for renewal are renewed and assuming then-current currency exchange rates, subject to the adjustments and exclusions described below. For any Client Contract where fees are linked to an investment product’s assets or trading volume/fees, the Run Rate calculation reflects, for ETFs, the market value on the last trading day of the period, for futures and options, the most recent quarterly volumes and/or reported exchange fees, and for other non-ETF products, the most recent client-reported assets. Run Rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we add to Run Rate the annualized fee value of recurring new sales, whether to existing or new clients, when we execute Client Contracts, even though the license start date, and associated revenue recognition, may not be effective until a later date. We remove from Run Rate the annualized fee value associated with products or services under any Client Contract with respect to which we have received a notice of termination or non-renewal during the period and have determined that such notice evidences the client’s final decision to terminate or not renew the applicable products or services, even though such notice is not effective until a later date.

“Organic subscription Run Rate growth” is defined as the period over period Run Rate growth, excluding the impact of changes in foreign currency and the first year impact of any acquisitions. It is also adjusted for divestitures. Changes in foreign currency are calculated by applying the currency exchange rate from the comparable prior period to current period foreign currency denominated Run Rate.

Sales represents the annualized value of products and services clients commit to purchase from MSCI and will result in additional operating revenues. Non-recurring sales represent the actual value of the customer agreements entered into during the period and are not a component of Run Rate. New recurring subscription sales represent additional selling activities, such as new customer agreements, additions to existing agreements or increases in price that occurred during the period and are additions to Run Rate. Subscription cancellations reflect client activities during the period, such as discontinuing products and services and/or reductions in price, resulting in reductions to Run Rate. Net new recurring subscription sales represent the amount of new recurring subscription sales net of subscription cancellations during the period, which reflects the net impact to Run Rate during the period.

Total gross sales represent the sum of new recurring subscription sales and non-recurring sales. Total net sales represent the total gross sales net of the impact from subscription cancellations.

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. Reconciliations are provided in Tables 9 through 15 below that reconcile each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this earnings release should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this earnings release are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.

“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including the impact related to the vesting of the multi-year restricted stock units subject to performance payout adjustments granted in 2016 (the “Multi-Year PSUs”).

“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including the impact related to the vesting of the Multi-Year PSUs.

“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of the amortization of acquired intangible assets, including the amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, the impact of divestitures, the impact of adjustments for the Tax Cuts and Jobs Act that was enacted on December 22, 2017 (“Tax Reform”), except for certain amounts associated with active tax planning implemented as a result of Tax Reform, and, at times, certain other transactions or adjustments, including the impact related to the vesting of the Multi-Year PSUs and costs associated with debt extinguishment.

“Adjusted tax rate” is defined as the effective tax rate excluding the impact of Tax Reform adjustments (except for certain amounts associated with active tax planning implemented as a result of Tax Reform) and the impact related to the vesting of the Multi-Year PSUs.

“Capex” is defined as capital expenditures plus capitalized software development costs.

“Free cash flow” is defined as net cash provided by operating activities, less Capex.

“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.

Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management (“AUM”).

We believe adjusted EBITDA and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.

We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.

We believe that adjusted tax rate is useful to investors because it increases the comparability of period-to-period results by adjusting for the estimated net impact of Tax Reform and the impact related to the vesting of the Multi-Year PSUs.

We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.

We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our ongoing operating performance for the period(s) presented.

We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA expenses, adjusted EBITDA, adjusted net income, adjusted EPS, adjusted tax rate, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly-titled measures computed by other companies.

Notes Regarding Adjusting for the Impact of Foreign Currency Exchange Rate Fluctuations

Foreign currency exchange rate fluctuations reflect the difference between the current period results as reported compared to the current period results recalculated using the foreign currency exchange rates in effect for the comparable prior period. While operating revenues adjusted for the impact of foreign currency fluctuations includes asset-based fees that have been adjusted for the impact of foreign currency fluctuations, the underlying AUM, which is the primary component of asset-based fees, is not adjusted for foreign currency fluctuations. More than three-fifths of the AUM are invested in securities denominated in currencies other than the U.S. dollar, and accordingly, any such impact is excluded from the disclosed foreign currency-adjusted variances.

Table 2: Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	YoY %	Dec. 31,	Dec. 31,	YoY %
In thousands, except per share data	2020	2019	Change	2020	2019	Change
Operating revenues	$443,661	$406,606	9.1%	$1,695,390	$1,557,796	8.8%
Operating expenses:
Cost of revenues	75,935	70,154	8.2%	291,704	294,961	(1.1%)
Selling and marketing	56,662	59,486	(4.7%)	216,496	219,298	(1.3%)
Research and development	27,056	27,100	(0.2%)	101,053	98,334	2.8%
General and administrative	27,872	29,659	(6.0%)	114,627	110,093	4.1%
Amortization of intangible assets	14,770	13,243	11.5%	56,941	49,410	15.2%
Depreciation and amortization of property, equipment and leasehold improvements	7,281	7,535	(3.4%)	29,805	29,999	(0.6%)
Total operating expenses(1)	209,576	207,177	1.2%	810,626	802,095	1.1%

Operating income	234,085	199,429	17.4%	884,764	755,701	17.1%

Interest income	(301)	(5,299)	(94.3%)	(5,030)	(16,403)	(69.3%)
Interest expense	37,330	40,289	(7.3%)	156,324	148,041	5.6%
Other expense (income)	1,890	17,906	(89.4%)	47,245	20,745	127.7%
Other expenses (income), net	38,919	52,896	(26.4%)	198,539	152,383	30.3%

Income before provision for income taxes	195,166	146,533	33.2%	686,225	603,318	13.7%

Provision for income taxes	38,950	23,750	64.0%	84,403	39,670	112.8%
Net income	156,216	122,783	27.2%	601,822	563,648	6.8%

Earnings per basic common share	$1.89	$1.45	30.3%	$7.19	$6.66	8.0%

Earnings per diluted common share	$1.87	$1.44	29.9%	$7.12	$6.59	8.0%

Weighted average shares outstanding used in computing earnings per share:

Basic	82,737	84,802	(2.4%)	83,716	84,644	(1.1%)
Diluted	83,707	85,546	(2.1%)	84,517	85,536	(1.2%)

(1) Includes stock-based compensation expense of $12.3 million and $11.5 million for the three months ended Dec. 31, 2020 and Dec. 31, 2019, respectively. Includes stock-based compensation expense of $55.6 million and $44.1 million for the years ended Dec. 31, 2020 and Dec. 31, 2019, respectively.

Table 3: Selected Balance Sheet Items (unaudited)

	As of
	Dec. 31,	Dec. 31,
In thousands	2020	2019
Cash and cash equivalents	$1,300,521	$1,506,567
Accounts receivable, net of allowances	$558,569	$499,268

Deferred revenue	$675,870	$574,656
Long-term debt(1)	$3,366,777	$3,071,926

(1) Consists of gross long-term debt, net of deferred financing fees. Gross long-term debt was $3,400.0 million at Dec. 31, 2020 and $3,100.0 million at Dec. 31, 2019.

Table 4: Selected Cash Flow Items (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	YoY %	Dec. 31,	Dec. 31,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Net cash provided by operating activities	$235,928	$243,643	(3.2%)	$811,109	$709,523	14.3%
Net cash used in investing activities	(16,892)	(36,645)	53.9%	(241,791)	(71,937)	(236.1%)
Net cash (used in) provided by financing activities	(229,554)	413,648	(155.5%)	(779,038)	(36,667)	nm
Effect of exchange rate changes	8,181	4,771	71.5%	3,674	1,472	149.6%
Net increase (decrease) in cash and cash equivalents	$(2,337)	$625,417	(100.4%)	$(206,046)	$602,391	(134.2%)

nm: not meaningful

Table 5: Operating Results by Segment and Revenue Type (unaudited)

Index	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	YoY %	Dec. 31,	Dec. 31,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$148,762	$137,746	8.0%	$580,393	$530,968	9.3%
Asset-based fees	111,129	96,373	15.3%	399,771	361,927	10.5%
Non-recurring	8,749	9,068	(3.5%)	36,331	28,042	29.6%
Total operating revenues	268,640	243,187	10.5%	1,016,495	920,937	10.4%
Adjusted EBITDA expenses	63,710	66,805	(4.6%)	250,002	250,749	(0.3%)
Adjusted EBITDA	$204,930	$176,382	16.2%	$766,493	$670,188	14.4%
Adjusted EBITDA margin %	76.3%	72.5%		75.4%	72.8%

Analytics	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	YoY %	Dec. 31,	Dec. 31,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$129,796	$122,353	6.1%	$506,301	$486,282	4.1%
Non-recurring	2,604	5,853	(55.5%)	7,507	10,643	(29.5%)
Total operating revenues	132,400	128,206	3.3%	513,808	496,925	3.4%
Adjusted EBITDA expenses	87,016	89,359	(2.6%)	340,884	344,812	(1.1%)
Adjusted EBITDA	$45,384	$38,847	16.8%	$172,924	$152,113	13.7%
Adjusted EBITDA margin %	34.3%	30.3%		33.7%	30.6%

All Other	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	YoY %	Dec. 31,	Dec. 31,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$42,118	$34,320	22.7%	$161,481	$136,790	18.1%
Non-recurring	503	893	(43.7%)	3,606	3,144	14.7%
Total operating revenues	42,621	35,213	21.0%	165,087	139,934	18.0%
Adjusted EBITDA expenses	36,799	30,235	21.7%	132,994	111,736	19.0%
Adjusted EBITDA	$5,822	$4,978	17.0%	$32,093	$28,198	13.8%
Adjusted EBITDA margin %	13.7%	14.1%		19.4%	20.2%

Consolidated	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	YoY %	Dec. 31,	Dec. 31,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$320,676	$294,419	8.9%	$1,248,175	$1,154,040	8.2%
Asset-based fees	111,129	96,373	15.3%	399,771	361,927	10.5%
Non-recurring	11,856	15,814	(25.0%)	47,444	41,829	13.4%
Operating revenues total	443,661	406,606	9.1%	1,695,390	1,557,796	8.8%
Adjusted EBITDA expenses	187,525	186,399	0.6%	723,880	707,297	2.3%
Adjusted EBITDA	$256,136	$220,207	16.3%	$971,510	$850,499	14.2%
Adjusted EBITDA margin %	57.7%	54.2%		57.3%	54.6%
Operating margin %	52.8%	49.0%		52.2%	48.5%

Table 6: Sales and Retention Rate by Segment (unaudited)(1)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
In thousands	2020	2019	2020	2019
Index
New recurring subscription sales	$27,338	$23,917	$85,411	$78,325
Subscription cancellations	(7,809)	(8,734)	(27,398)	(21,767)
Net new recurring subscription sales	$19,529	$15,183	$58,013	$56,558
Non-recurring sales	$10,729	$10,170	$41,463	$30,262
Total gross sales	$38,067	$34,087	$126,874	$108,587
Total Index net sales	$30,258	$25,353	$99,476	$86,820

Index Retention Rate	94.4%	93.0%	95.1%	95.7%

Analytics
New recurring subscription sales	$20,112	$25,287	$61,538	$66,992
Subscription cancellations	(12,995)	(8,903)	(40,003)	(31,623)
Net new recurring subscription sales	$7,117	$16,384	$21,535	$35,369
Non-recurring sales	$3,510	$5,863	$10,996	$15,947
Total gross sales	$23,622	$31,150	$72,534	$82,939
Total Analytics net sales	$10,627	$22,247	$32,531	$51,316

Analytics Retention Rate	90.1%	92.8%	92.4%	93.6%

All Other
New recurring subscription sales	$17,046	$9,828	$46,907	$32,552
Subscription cancellations	(2,213)	(2,289)	(8,380)	(6,468)
Net new recurring subscription sales	$14,833	$7,539	$38,527	$26,084
Non-recurring sales	$724	$1,319	$2,576	$2,890
Total gross sales	$17,770	$11,147	$49,483	$35,442
Total All Other net sales	$15,557	$8,858	$41,103	$28,974

All Other Retention Rate	94.2%	92.7%	94.5%	94.8%

Consolidated
New recurring subscription sales	$64,496	$59,032	$193,856	$177,869
Subscription cancellations	(23,017)	(19,926)	(75,781)	(59,858)
Net new recurring subscription sales	$41,479	$39,106	$118,075	$118,011
Non-recurring sales	$14,963	$17,352	$55,035	$49,099
Total gross sales	$79,459	$76,384	$248,891	$226,968
Total net sales	$56,442	$56,458	$173,110	$167,110

Total Retention Rate	92.6%	92.9%	93.9%	94.7%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of new recurring subscription sales, subscription cancellations, net new recurring subscription sales, non-recurring sales, total gross sales, total net sales and Retention Rate.

Table 7: AUM in Equity ETFs Linked to MSCI Indexes (unaudited)(1)(2)(3)

	Three Months Ended					Year Ended
	Dec. 31,	Sep. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
In billions	2020	2020	2020	2020	2019	2020	2019
Beginning Period AUM in equity ETFs linked to MSCI Indexes	$908.9	$825.4	$709.5	$934.4	$815.0	$934.4	$695.6
Market Appreciation/(Depreciation)	135.7	57.0	117.4	(216.5)	63.5	93.6	147.5
Cash Inflows	59.0	26.5	(1.5)	(8.4)	55.9	75.6	91.3
Period-End AUM in equity ETFs linked to MSCI Indexes	$1,103.6	$908.9	$825.4	$709.5	$934.4	$1,103.6	$934.4

Period Average AUM in equity ETFs linked to MSCI Indexes	$999.2	$893.4	$776.9	$877.1	$869.1	$886.7	$814.4

Period-End Basis Point Fee(4)	2.67	2.67	2.67	2.71	2.82	2.67	2.82

(1) The historical values of the AUM in equity ETFs linked to our indexes as of the last day of the month and the monthly average balance can be found under the link “AUM in equity ETFs Linked to MSCI Indexes” on our Investor Relations homepage at http://ir.msci.com. Information contained on our website is not incorporated by reference into this Press Release or any other report filed with the SEC. The AUM in equity ETFs also includes AUM in Exchange Traded Notes, the value of which is less than 1.0% of the AUM amounts presented.

(2) The values for periods prior to April 26, 2019 were based on data from Bloomberg and MSCI, while the values for periods on or after April 26, 2019 were based on data from Refinitiv and MSCI. De minimis amounts of data are reported on a delayed basis.

(3) The value of AUM in equity ETFs linked to MSCI indexes is calculated by multiplying the equity ETFs net asset value by the number of shares outstanding.

(4) Based on period-end Run Rate for equity ETFs linked to MSCI indexes using period-end AUM.

Table 8: Run Rate by Segment and Type (unaudited)(1)

	As of
	Dec. 31,	Dec. 31,	YoY %
In thousands	2020	2019	Change
Index
Recurring subscriptions	$618,391	$559,257	10.6%
Asset-based fees	464,108	396,140	17.2%
Index Run Rate	1,082,499	955,397	13.3%

Analytics Run Rate	555,145	526,845	5.4%

All Other Run Rate	194,816	152,247	28.0%

Total Run Rate	$1,832,460	$1,634,489	12.1%

Total recurring subscriptions	$1,368,352	$1,238,349	10.5%
Total asset-based fees	464,108	396,140	17.2%
Total Run Rate	$1,832,460	$1,634,489	12.1%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of Run Rate.

Table 9: Reconciliation of Adjusted EBITDA to Net Income (unaudited)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
In thousands	2020	2019	2020	2019
Index adjusted EBITDA	$204,930	$176,382	$766,493	$670,188
Analytics adjusted EBITDA	45,384	38,847	172,924	152,113
All Other adjusted EBITDA	5,822	4,978	32,093	28,198
Consolidated adjusted EBITDA	256,136	220,207	971,510	850,499
Multi-Year PSU payroll tax expense	—	—	—	15,389
Amortization of intangible assets	14,770	13,243	56,941	49,410
Depreciation and amortization of property, equipment and leasehold improvements	7,281	7,535	29,805	29,999
Operating income	234,085	199,429	884,764	755,701
Other expense (income), net	38,919	52,896	198,539	152,383
Provision for income taxes	38,950	23,750	84,403	39,670
Net income	$156,216	$122,783	$601,822	$563,648

Table 10: Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
In thousands, except per share data	2020	2019	2020	2019
Net income	$156,216	$122,783	$601,822	$563,648
Plus: Amortization of acquired intangible assets and equity method investment basis difference	9,528	8,778	37,413	34,773
Plus: Multi-Year PSU payroll tax expense	—	—	—	15,389
Less: Discrete excess tax benefit related to Multi-Year PSU vesting	—	—	—	(66,581)
Plus: Debt extinguishment costs associated with the 2024 and 2025 Senior Notes Redemptions	—	16,794	44,930	16,794
Less: Tax Reform adjustments	—	—	(6,256)	—
Less: Income tax effect	(2,007)	(5,752)	(16,490)	(13,226)
Adjusted net income	$163,737	$142,603	$661,419	$550,797

Diluted EPS	$1.87	$1.44	$7.12	$6.59
Plus: Amortization of acquired intangible assets and equity method investment basis difference	0.11	0.10	0.44	0.41
Plus: Multi-Year PSU payroll tax expense	—	—	—	0.18
Less: Discrete excess tax benefit related to Multi-Year PSU vesting	—	—	—	(0.78)
Plus: Debt extinguishment costs associated with the 2024 and 2025 Senior Notes Redemptions	—	0.20	0.53	0.20
Plus: Tax Reform adjustments	—	—	(0.07)	—
Less: Income tax effect	(0.02)	(0.07)	(0.19)	(0.16)
Adjusted EPS	$1.96	$1.67	$7.83	$6.44

Table 11: Reconciliation of Adjusted EBITDA Expenses to Operating Expenses (unaudited)

	Three Months Ended		Year Ended		Full-Year
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	2021
In thousands	2020	2019	2020	2019	Outlook(1)
Index adjusted EBITDA expenses	$63,710	$66,805	$250,002	$250,749
Analytics adjusted EBITDA expenses	87,016	89,359	340,884	344,812
All Other adjusted EBITDA expenses	36,799	30,235	132,994	111,736
Consolidated adjusted EBITDA expenses	187,525	186,399	723,880	707,297	$780,000 - $800,000
Multi-Year PSU payroll tax expense	—	—	—	15,389
Amortization of intangible assets	14,770	13,243	56,941	49,410
Depreciation and amortization of property, equipment and leasehold improvements	7,281	7,535	29,805	29,999	$90,000 - $95,000
Total operating expenses	$209,576	$207,177	$810,626	$802,095	$870,000 - $895,000

(1) We have not provided a full line-item reconciliation for adjusted EBITDA expenses to total operating expenses for this future period because we do not provide guidance on the individual reconciling items between total operating expenses and adjusted EBITDA expenses.

Table 12: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	Three Months Ended		Year Ended		Full-Year
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	2021
In thousands	2020	2019	2020	2019	Outlook(1)
Net cash provided by operating activities	$235,928	$243,643	$811,109	$709,523	$845,000 - $885,000
Capital expenditures	(9,674)	(11,900)	(21,826)	(29,116)
Capitalized software development costs	(7,218)	(6,568)	(29,149)	(24,654)
Capex	(16,892)	(18,468)	(50,975)	(53,770)	($60,000 - $50,000)
Free cash flow	$219,036	$225,175	$760,134	$655,753	$785,000 - $835,000

(1) We have not provided a line-item reconciliation for free cash flow to net cash from operating activities for this future period because we do not provide guidance on the individual reconciling items between net cash from operating activities and free cash flow.

Table 13: Reconciliation of Effective Tax Rate to Adjusted Tax Rate (unaudited)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2020	2019	2020	2019
Effective tax rate	20.0%	16.2%	12.3%	6.6%
Tax Reform impact on effective tax rate	—%	—%	0.9%	—%
Multi-Year PSU impact on effective tax rate	—%	—%	—%	11.0%
Adjusted tax rate	20.0%	16.2%	13.2%	17.6%

Table 14: Fourth Quarter 2020 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Three Months Ended December 31, 2020 and 2019
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	10.5%	8.0%	15.3%	(3.5%)
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.2%)	(0.1%)	(0.1%)	(0.4%)
Organic operating revenue growth	10.3%	7.9%	15.2%	(3.9%)

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	3.3%	6.1%	—%	(55.5%)
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.3%)	(0.2%)	—%	(0.5%)
Organic operating revenue growth	3.0%	5.9%	—%	(56.0%)

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	21.0%	22.7%	—%	(43.7%)
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(2.0%)	(2.1%)	—%	(1.9%)
Organic operating revenue growth	19.0%	20.6%	—%	(45.6%)

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	9.1%	8.9%	15.3%	(25.0%)
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.3%)	(0.4%)	(0.1%)	(0.5%)
Organic operating revenue growth	8.8%	8.5%	15.2%	(25.5%)

Table 15: Full-Year 2020 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Years Ended December 31, 2020 and 2019
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	10.4%	9.3%	10.5%	29.6%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.1%)	—%	(0.1%)	(0.2%)
Organic operating revenue growth	10.3%	9.3%	10.4%	29.4%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	3.4%	4.1%	—%	(29.5%)
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.1%)	(0.1%)	—%	(0.3%)
Organic operating revenue growth	3.3%	4.0%	—%	(29.8%)
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	18.0%	18.1%	—%	14.7%
Impact of acquisitions and divestitures	(1.0%)	(0.7%)	—%	(11.9%)
Impact of foreign currency exchange rate fluctuations	(0.2%)	(0.3%)	—%	(0.2%)
Organic operating revenue growth	16.8%	17.1%	—%	2.6%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	8.8%	8.2%	10.5%	13.4%
Impact of acquisitions and divestitures	(0.1%)	(0.1%)	—%	(0.9%)
Impact of foreign currency exchange rate fluctuations	—%	(0.1%)	(0.1%)	(0.2%)
Organic operating revenue growth	8.7%	8.0%	10.4%	12.3%

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